Equity Pledge Agreement

EXECUTION VERSION

Equity Pledge Agreement

This Equity Pledge Agreement (this “Agreement”) is entered into by and among Guangzhou Kanghui Agricultural Technology Co., Ltd. (“Kanghui”), Guangzhou Tanke Industry Co., Ltd. (“Tanke” or the “Company”), and the undersigned shareholders of Tanke (collectively the “Shareholders”) as of January 3, 2011 in Guangzhou, the People’s Republic of China (the “PRC” or “China”). Kanghui, Tanke and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

a)           Kanghui, a company incorporated in the PRC as a wholly owned foreign invested enterprise, has the expertise in consultancy of agricultural technology and animal husbandry technology.

b)           Tanke is a company incorporated in China, and is engaged in the business of development and research regarding technology of premixed additive feed and feed additive; distribution and retail; import and export of goods and technology (the “Business”).

c)           The undersigned Shareholders of Tanke collectively own 100% of the equity interest of Tanke.

d)           Kanghui and the Company have executed a Consulting Services Agreement (the “Consulting Services Agreement”) concurrently herewith, pursuant to which the Company shall pay services fees (the “Consulting Services Fee”) to Kanghui for consulting and related services in connection with the Business.

e)           In order to ensure that the Company will perform its obligations under the Consulting Services Agreement, and in order to provide an additional mechanism for Kanghui to enforce its rights to collect the Consulting Services Fee from the Company, the Shareholders agree to pledge all their equity interests in the Company as security for the performance of the obligations of the Company under the Consulting Services Agreement, including payment of the Consulting Services Fee.

NOW THEREFORE, Kanghui, the Company and the Shareholders through mutual negotiations hereby enter into this Agreement based upon the following terms and conditions:

1          Definitions and Interpretations

Unless otherwise provided in this Agreement, the terms in this Agreement shall have the following meanings:

Equity Pledge Agreement

1.1	“Pledge” refers to the full content of Section 2 hereunder.

1.2	“Equity Interest” refers to all the equity interests in the Company legally held by the Shareholders.

1.3	“Term of Pledge” refers to the period provided under Section 3.1 hereunder.

1.4	“Event of Default” refers to any event in accordance with Section 7.1 hereunder.

1.5           “Notice of Default” refers to the notice of default issued by Kanghui in accordance with this Agreement.

1.6           “Rate of Pledge” means the ratio between the value of the Pledge under this Agreement and the Consulting Fees under the Service Agreement.

2          Pledge

The Shareholders hereby pledge the Equity Interest to Kanghui as a security for the obligations of the Company under the Consulting Services Agreement (the “Pledge”). Pursuant thereto, Kanghui shall have priority in receiving payments from the evaluation or the proceeds from the auction or sale of the Equity Interest. The Equity Interest shall hereinafter be referred to as the “Pledged Collateral”.

3	Rate of Pledge and Term of Pledge

3.1	The Rate of Pledge shall be 100% under this Agreement.

3.2
The Pledge shall take effect as of the date when the Pledge is recorded in the Company’s Register of Shareholders, and shall remain effective for the maximum period of time permitted by law unless it is early terminated in accordance with this Agreement (the “Term”). Upon registration of the Pledge with the Administration for Industry and Commerce, if a certain term of the Pledge is required by the authorities, the Shareholders shall register the Pledge for the maximum period permitted by the authorities and shall renew such term upon each expiration of the above registered term.

3.3
During the Term, Kanghui shall be entitled to vote, control, sell, or dispose of the Pledge Collateral in accordance with this Agreement in the event that the Company does not perform its obligations under the Consulting Services Agreement, including without limitations the failure to pay the Consulting Services Fee.

3.4	During the Term, Kanghui shall be entitled to collect any and all dividends declared or paid in connection with the Pledged Collateral.

Equity Pledge Agreement

4	Pledge Procedure and Registration

4.1
The Pledge shall be recorded in the Company’s Register of Shareholders. The Shareholders shall, within ten (10) days after the date of this Agreement, process the registration procedures with the Administration for Industry and Commerce concerning the Pledge.

5	Representations and Warranties of Shareholders

5.1	The Shareholders are the legal owners of the Pledged Collateral.

5.2	Other than to Kanghui, the Shareholders have not pledged the Pledged Collateral to any other party, and the Pledged Collateral is not encumbered to any other party.

5.3
Except as otherwise provided hereunder, Kanghui shall not be interfered by any parties at any time when Kanghui is exercising its rights in accordance with this Agreement, except: (i) as limited by applicable bankruptcy, insolvency,  fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance or other remedies at law or equity provided under the PRC law.

5.4
Shareholders shall not pledge or encumber the Equity Interest to any other person except for Kanghui, except: (i) as limited by applicable bankruptcy, insolvency,  fraudulent transfer, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance or other remedies at law or equity provided under the PRC law .

6	Covenants of Shareholders

6.1	During the Term, the Shareholders represent and warrant to Kanghui for Kanghui’s benefit that the Shareholders shall:

6.1.1
Not transfer or assign the Pledged Collateral, nor create or permit to create any pledge or encumbrance to the Pledged Collateral which may adversely affect the rights and/or benefits of Kanghui without Kanghui’s prior written consent.

6.1.2
Comply with the laws and regulations with respect to the Pledge; present to Kanghui any notices, orders or advisements with respect to the Pledge that may be issued or made by a competent PRC authority within five (5) days upon receiving such notices, orders or advisements; comply with such notices, orders or advisements; or object to the foregoing matters upon the reasonable request of Kanghui or with written consent from Kanghui.

Equity Pledge Agreement

6.1.3
Timely notify Kanghui of any events which may affect the Pledged Collateral or the Shareholders’ rights thereto, or which may change any of the Shareholders’ warranties or affect the Shareholders’ performance of their obligations under this Agreement.

6.2
The Shareholders agree that Kanghui’s right to the Pledge pursuant to this Agreement shall not be suspended or inhibited by any legal proceedings initiated by the Shareholders, jointly or separately, or by any successor of or any person authorized by the Shareholders.

6.3
The Shareholders represent and warrant to Kanghui that in order to protect and perfect the security for the payment of the Consulting Services Fee, the Shareholders shall execute in good faith and cause other parties who have interests in the Pledged Collateral to execute all the title certificates, contracts, and perform actions and cause other parties who have interests to take action, as required by Kanghui.

6.4
The Shareholders represent and warrant to Kanghui or its appointed representative (whether a natural person or a legal entity) that they will execute all applicable and required amendments in connection with the registration of the Pledge, and within a reasonable period of time upon request, provide the relevant notice, order and decision regarding such registration to Kanghui.

6.5
The Shareholders represent and warrant to Kanghui that they will abide by and perform all relevant guarantees, covenants, warranties, representations and conditions necessary to insure the rights of Kanghui under this Agreement. The Shareholders shall compensate all the losses suffered by Kanghui as a result of the Shareholders’ failure to perform any such guarantees, covenants, warranties, representations or conditions.

7	Events of Default

7.1	The occurrence of any of the following events shall be regarded as an “Event of Default”:

7.1.1 This Agreement is deemed illegal by a governing authority of the PRC, or any or all of the Shareholders are incapable of continuing to perform the obligations herein due to any reason except an event of force majeure;

7.1.2 The Company fails to timely pay the Consulting Services Fee in full as required under the Consulting Services Agreement;

Equity Pledge Agreement

7.1.3 A Shareholder makes any materially false or misleading representation or warranty under Section 5 herein, or breaches any warranty under Section 5 herein;

7.1.4 A Shareholder breaches any covenant under Section 6 herein;

7.1.5 A Shareholder breaches any terms and conditions of this Agreement;

7.1.6 A Shareholder pledges, encumbrances, transfers or assigns, causes to be pledged, encumbranced, transferred or assigned, or otherwise abandons the Pledged Collateral or Equity Interests without the prior written consent of Kanghui;

7.1.7 The Company is incapable of repaying debt;

7.1.8 The assets of a Shareholder are adversely affected so as to cause Kanghui to believe that such Shareholder’s ability to perform the obligations herein is adversely affected; or

7.1.9 The successors or agents of Tanke refuse, or are only partly able, to perform the payment obligations under the Consulting Services Agreement.

7.1.10 Any external loan, security, compensation, covenant or other compensation liability of Shareholders  is due but is not repaid or performed.

7.2
A Shareholder shall immediately give a written notice to Kanghui if such Shareholder is aware of or discovers that any event under Section 7.1 herein, or any event that may result in any one of the foregoing events, has occurred or is likely to occur.

7.3
Unless an Event of Default has been resolved to Kanghui’s satisfaction within fifteen (15) days of its occurrence (the “Cure Period”), Kanghui may, at any time thereafter, give a written default notice (the “Default Notice”) to the Shareholders and require the Shareholders to immediately make full payment of the then outstanding Consulting Services Fee and any other outstanding payables in accordance with Section 8 herein.

8	Exercise of Remedies

8.1
Authorized action by Kanghui. The Shareholder hereby irrevocably appoint Kanghui as the attorney-in-fact of the Shareholders for the purpose of carrying out the security provisions of this Agreement and to take any action and execute any instrument that Kanghui may deem necessary or advisable to accomplish the purpose of this Agreement. Such power of attorney shall be effective automatically and without the necessity of any action (including any transfer of any Pledged Collateral) by any person, upon the occurrence an Event of Default. Kanghui shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so.

Equity Pledge Agreement

If any Event of Default occurs, or is already proceeding, Kanghui shall have the right to exercise the following rights:

(a)	Collect by legal proceedings or otherwise, and endorse and/or receive all payments, proceeds and other sums and property now hereafter payable on or on account of the Pledged Collateral;

(b)
Enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Pledged Collateral;

(c)	Transfer the Pledged Collateral under Kanghui’s name or under an appointed nominee;

(d)	Make any compromise or settlement, and take any action Kanghui deems advisable, with respect to the Pledged Collateral;

(e)	Notify any obligor with respect to the Pledged Collateral to make payment directly to Kanghui;

(f)
All rights of the Shareholders that they would otherwise be entitled to enjoy or exercise with respect to the Pledged Collateral, including without limitation the rights to vote and to receive distributions, shall cease without any further action or notice, and all such rights shall thereupon become vested in Kanghui; and

(g)	The Shareholders shall execute and deliver to Kanghui such other instruments as the Kanghui may request in order to permit Kanghui to exercise the rights set forth herein.

8.2
Other remedies. Upon the expiration of the Cure Period, Kanghui, in addition to the remedies set forth in Section 8.1 or such other rights in law, equity or otherwise, may, without notice to or demand on the Shareholders, opt for any of the following:

(a)	Require the Shareholders to immediately pay all outstanding unpaid amounts due under the Consulting Services Agreement;

(b)	Foreclose or otherwise enforce Kanghui’s security interest to the Pledged Collateral in any manner permitted by law or provided under this Agreement;

Equity Pledge Agreement

(c)	Terminate this Agreement;

(d)
Exercise any and all rights as the beneficial and legal owner of the Pledge Collateral, including without limitation, the transfer and exercise of voting and any other rights to the Pledged Collateral; and

(e)	Exercise any and all rights and remedies of a secured party under applicable laws.

8.3
Kanghui has priority in the receipt of payments from the proceeds of auction or sale of the Pledged Collateral, in part or in whole, in accordance with legal procedures, until all payment obligations under the Consulting Services Agreement are satisfied.

8.4	The Shareholders shall not hinder Kanghui from exercising its rights in accordance with this Agreement and shall give necessary assistance so that Kanghui may exercise its rights in full.

9	Assignment

9.1	The Shareholders shall not assign or otherwise transfer the rights and obligations herein without Kanghui’s prior written consent.

9.2	This Agreement shall be binding upon each of the Shareholders and their respective successors and shall be binding on Kanghui and each of its successor and assignee.

9.3
Upon the transfer or assignment by Kanghui of any or all of its rights and obligations under the Consulting Services Agreement, Kanghui’s transferee or assignee shall enjoy and undertake the same rights and obligations as Kanghui under this Agreement. The Shareholders shall be notified of any such transfer or assignment by a written notice and at the request of Kanghui, the Shareholders shall execute such relevant agreements and/or documents with respect to such transfer or assignment.

9.4	In the event of Kanghui’s change in control resulting in the transfer or assignment of this Agreement, the successor to Kanghui and the Shareholders shall execute a new equity pledge agreement.

10	Formalities, Fees and Other Charges

10.1
The Shareholders shall be responsible for all the fees and expenses in relation to this Agreement, including but not limited to, legal fees, cost of production, stamp duty and any other taxes and charges. If Kanghui pays the relevant taxes in accordance with applicable law, the Shareholders shall fully reimburse Kanghui of such taxes.

Equity Pledge Agreement

10.2
The Shareholders shall be responsible for all expenses (including but not limited to, any taxes, application fees, management fees, litigation costs, attorney’s fees, and various insurance premiums in connection with the disposition of the Pledge) incurred by Kanghui in its recourse to collect from the Shareholders arising from the Shareholders’ failure to pay any relevant taxes and fees.

11	Confidentiality

The Parties of this Agreement shall acknowledge and ensure the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it is already in the public domain at the time when it is communicated (unless it enters the public domain without the authorization of the disclosing Party); (b) the disclosure is in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure is required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees of hired institutions of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities of the breach of confidentiality.

12	Governing Law and Dispute Resolution

12.1	This Agreement shall be governed by and construed in accordance with PRC law.

12.2
The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations and/or arbitration in accordance with this Clause 12.2. If the Parties fail to reach a settlement within forty-five (45) days following the negotiations, the dispute shall be submitted to be determined through arbitration by China International Economic and Trade Arbitration Commission (“CIETAC”), Shanghai Branch, in accordance with CIETAC arbitration rules. There shall be three (3) arbitrators. Kanghui, and all the Shareholders collectively as one side, shall each select one (1) arbitrator, and both arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. The chairman of the CIETAC shall select the third arbitrator. If a Party fails to appoint an arbitrator within thirty (30) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the CIETAC. The arbitration shall be conducted in Shanghai. The award of CIETAC is final and shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction. For avoidance of doubt, Tanke, who may or may not select arbitrator, shall be bound by the award of CIETAC.

Equity Pledge Agreement

13	Notice

Notice or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party set forth below. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the third (3rd) day after the date; and (c) a notice sent by facsimile transmission is deemed duly served upon the time shown on the transmission confirmation of relevant documents.

To Kanghui
Address:	No 281, Building 2, Changxing Road, Tianhe District, Guangzhou
Attn:	Chun Rui Wu
Fax:	+86-20-38859482
Tel:	+86-20-38859499

To Tanke
Address:	Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road, Pearl River New City, Guangzhou, PR China 510627
Attn:	Guixiong Qiu
Fax:	+86-20-38859077
Tel:	+86-20-38859025

To the Shareholders
Address:	Room 2801, East Tower of Hui Hao Building, No. 519 Machang Road, Pearl River New City, Guangzhou, PR China 510627
Attn:	Guixiong Qiu
Fax:	+86-20-38859077
Tel:	+86-20-38859025

14	Entire Contract

The Parties agree that this Agreement constitutes the entire agreement of the Parties upon its effectiveness and supersedes all prior oral and/or written agreements and understandings relating to this Agreement.

15	Severability

If any provision or provisions of this Agreement shall be held by a proper authority to be invalid, illegal, unenforceable or in conflict with the laws and regulations of the PRC, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Equity Pledge Agreement

16	Appendices

The appendices to this Agreement are incorporated into and are part of this Agreement.

17	Amendment or Supplement

17.1
The Parties may amend this Agreement in writing, provided that such amendment shall be duly executed and signed by all Parties, and such amendment shall thereupon become part of this Agreement and shall have the same legal effect as this Agreement.

17.2	This Agreement and any amendments, modifications, supplements, additions or changes hereto shall be in writing and come into effect upon being executed and stamped by the Parties hereto.

18	Language and Copies of Agreement

This Agreement shall be executed in English in six (6) original, all of which shall be equally valid and enforceable. Each Party shall retain one (1) original.

[No Text Below]

Equity Pledge Agreement

[Signature Page]

IN WITNESS THEREOF this Agreement is duly executed by each Party or its legal representatives on the date first set forth above.

Guangzhou Kanghui Agricultural Technology Co., Ltd.

/s/ Chun Rui Wu
Name: Chun Rui Wu
Title:

Guangzhou Tanke Industry Co., Ltd.

/s/ Guixiong Qiu
Name: Guixiong Qiu
Title: President and CEO

[Signature of Shareholders of Tanke]

Guixiong Qiu

Qiu Guixiong

ID Card No.:

Owns 45% of the Equity Interest

Signature page to Equity Pledge Agreement

Equity Pledge Agreement

[Signature Page continued]

/s/ Gao Bi

Gao Bi

ID Card No.:

Owns 32% of the Equity Interest

/s/ Liang Xiuzhen

Liang Xiuzhen

ID Card No.:

Owns 20% of the Equity Interest

/s/ Teng Bing

Teng Bing

ID Card No.:

Owns 3% of the Equity Interest

Signature page to Equity Pledge Agreement